EXHIBIT 23.1





       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under Item 3 in the Registration Statement (Form S-8), and under the caption "Experts" in the related Prospectus, pertaining to the Reynolds Metals Company Performance Incentive Plan and to the incorporation by reference therein of our report dated February 17, 1995, with respect to the consolidated financial statements of Reynolds Metals Company included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP
                                   ERNST & YOUNG LLP



Richmond, Virginia
February 7, 1996